Exhibit 5.1
November 19, 2008
TRM Corporation
12402 N.E. Marx Street
Portland, OR 97230

Re:	TRM Corporation 2005 Omnibus Stock Incentive Plan, as Amended
Ladies and Gentlemen:
We have acted as special Oregon counsel to TRM Corporation (the “Company”) in connection with the authorization of the issuance of up to 1,000,000 shares of the Company’s Common Stock, with no par value (the “Shares”), pursuant to the TRM Corporation 2005 Omnibus Stock Incentive Plan, as amended (the “Plan”).
We understand that you have prepared a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission (the “SEC”) with respect to the Shares to be issued under the Plan.
Our opinion is limited solely to matters of Oregon law and we were not asked to nor have we participated in the preparation of the Registration Statement. In giving this opinion, we have limited our examination to the Plan, the Company’s Restated Articles of Incorporation, as amended, the Company’s Restated Bylaws, actions of the Company’s Board of Directors and shareholders, and representations or certificates of Company officers as to factual matters underlying our opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that upon issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration in accordance with the terms of the Plan, any Shares issued under the Plan will be validly issued, fully paid and nonassessable.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Perkins Coie LLP
PERKINS COIE LLP